UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2018

ANDEAVOR LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 421-2414

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2018, Andeavor Logistics LP (the “Partnership”) entered into (i) Amendment No. 2 to Third Amended and Restated Credit Agreement (“Revolver Amendment No. 2”), among the Partnership, as borrower, certain subsidiaries of the Partnership party thereto, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, which amends the Partnership’s existing Third Amended and Restated Credit Agreement, dated as of January 29, 2016, as previously amended by Amendment No. 1 thereto, dated as of January 5, 2018 (as so amended, the “Revolving Credit Agreement”), and (ii) Amendment No. 2 to the Credit Agreement (together with Revolver Amendment No. 2, the “Amendments”), among the Partnership, as borrower, certain subsidiaries of the Partnership party thereto, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, which amends the Partnership’s existing Credit Agreement, dated as of January 29, 2016, as previously amended by Amendment No. 1 thereto, dated as of January 5, 2018 (as so amended and together with the Revolving Credit Agreement, the “Credit Agreements”).

The Amendments amended the Credit Agreements to, among other things, revise the affirmative and negative covenants and events of default to be commensurate with those customarily contained in investment-grade credit facilities of a similar type and nature. Specifically, among other things, the Amendments (i) granted additional flexibility to the Partnership and its subsidiaries to create liens and incur indebtedness, subject to the negative financial covenant that requires the Partnership to maintain a Consolidated Leverage Ratio (as defined in the Credit Agreements) of no greater than 5.0 to 1.0 (or 5.5 to 1.0 during the two fiscal quarters following certain acquisitions), (ii) removed restrictions on the ability of the Partnership and its subsidiaries to make investments and (iii) granted additional flexibility to the Partnership and its subsidiaries to enter into acquisitions, sell or dispose of assets and enter into related party transactions. In addition, the Amendments made certain legal and technical updates to the Credit Agreements, including the removal of collateral and security provisions that are no longer applicable and changes to reflect the previously reported acquisition of Andeavor by Marathon Petroleum Corporation (“MPC”) effective on October 1, 2018. The Amendments did not impact the borrowing capacity available to the Partnership or the interest rates and other fees payable by the Partnership under the Credit Agreements.

On December 21, 2018, the Partnership also entered into a loan agreement (the “Loan Agreement”) with MPC. Under the terms of the Loan Agreement, MPC will make a loan or loans (the “Loan”) to the Partnership on a revolving basis as requested by the Partnership and as agreed to by MPC, in an amount or amounts that do not result in the aggregate principal amount of all loans outstanding exceeding $500 million at any one time. The Loan Agreement matures and the entire unpaid principal amount of the Loan, together with all accrued and unpaid interest and other amounts, if any, owed by the Partnership under the Loan Agreement will become due and payable on December 21, 2023, provided that MPC may demand payment of all or any portion of the outstanding principal amount of the Loan, together with all accrued and unpaid interest and other amounts, if any, at any time prior to the maturity date. Interest will accrue on the unpaid principal amount of the Loan at a rate equal to the sum of (i) the one-month term LIBOR for dollar deposits, plus (ii) a premium of 175 basis points (or such lower premium then applicable under the Partnership’s Credit Agreements).

Certain lenders that are parties to the Credit Agreements have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Partnership and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing descriptions of the Loan Agreement and the Amendments do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Loan Agreement and the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. Tesoro Logistics GP, LLC (“TLGP”), the Partnership’s general partner, is an indirect wholly owned subsidiary of MPC. As the Partnership’s general partner, TLGP manages the Partnership’s operations and activities through TLGP’s officers and directors. Certain individuals serve as officers and directors of both TLGP and MPC. In addition, as of the date hereof, MPC holds, indirectly through its subsidiaries, 156,173,128 common units representing limited partner interests in the Partnership (“Common Units”), constituting 63.6% of the Partnership’s Common Units outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of December 20, 2018, among Andeavor Logistics LP, as borrower, certain of its subsidiaries party thereto, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent

10.2	Amendment No. 2 to the Credit Agreement, dated as of December 20, 2018, among Andeavor Logistics LP, as borrower, certain of its subsidiaries party thereto, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent

10.3	Loan Agreement, dated as of December 21, 2018, by and between Andeavor Logistics LP and Marathon Petroleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andeavor Logistics LP

	By:	Tesoro Logistics GP, LLC, its General Partner

Date: December 27, 2018	By:	/s/ Molly R. Benson
	Name:	Molly R. Benson
	Title:	Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary